UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2013 (January 25, 2013)
Tumi Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	3100	04-3799139

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Durham Avenue South Plainfield, NJ	07080

(Address of principal executive offices)	(Zip Code)
(908) 756-4400
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Election of Directors.

On January 25, 2013, the Board of Directors (the "Board") of Tumi Holdings, Inc. (the "Company") increased the number of directors of the Company from five to six and appointed Claire Bennett as a new Board member, effective January 25, 2013. The Board has not yet determined on which Board committees, if any, Ms. Bennett will serve.

In connection with her appointment, on January 25, 2013, Ms. Bennett received a grant of options to purchases 4,850 shares of the Company's common stock (the "Stock Options") with an exercise price of $23.20 per share (the closing price of the common stock on that date) pursuant to the Company's 2012 Long-Term Incentive Plan. The Stock Options will vest and become exerciseable in three equal installments on each of the first three anniversaries of the date of grant, subject to Ms. Bennett's continued service and the other terms and conditions set forth in the Stock Option Agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

There is no arrangement or understanding between Ms. Bennett and any other person pursuant to which Ms. Bennett was selected as a director, and there are no related party transactions between the Company and Ms. Bennett that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Ms. Bennett's appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Stock Option Agreement under the Tumi Holdings, Inc. 2012 Long-Term Incentive Plan
99.1	Press Release dated January 29, 2013

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUMI HOLDINGS, INC.

Dated:	January 29, 2013	By:	/s/ Michael J. Mardy
			Name:	Michael J. Mardy
			Title:	Chief Financial Officer, Executive Vice President and Director

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Stock Option Agreement under the Tumi Holdings, Inc. 2012 Long-Term Incentive Plan
99.1	Press Release dated January 29, 2013